EXHIBIT F


                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT


                  This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "Agreement") by and among Interstate Power Company, a corporation organized under the laws of the State of Delaware ("OPTION GRANTOR" or the "Company") and IES Industries Inc., a corporation organized under the laws of the State of Iowa ("OPTION HOLDER").

                          W I T N E S S E T H   T H A T:

                  WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("WPL"), and AMW Acquisition, Inc., a wholly-owned subsidiary of WPL organized under the laws of the State of Delaware ("AMW"), are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, (the "Merger Agreement"), which provides, inter alia, upon the terms and subject to the conditions thereof, for the merger of OPTION HOLDER with and into WPL in accordance with the laws of the States of Wisconsin and Iowa (the "IES Merger"), and the merger of AMW with and into OPTION GRANTOR in accordance with the laws of the State of Delaware (the "Interstate Merger, and together with the IES Merger, the "Merger");

                  WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and WPL are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "Stock Option Agreements"); and

                  WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION

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HOLDER are parties,  the parties hereto,  intending to be legally bound,  hereby agree as follows:

                  1. GRANT OF OPTION.

                  (a) Subject to the receipt of all regulatory approvals and orders required by OPTION GRANTOR as set forth in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set forth in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR Option") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR Shares"), of common stock, par value $3.50 per share, of OPTION GRANTOR (the "OPTION GRANTOR Common Stock") equal to a percentage (the "Option Shares Percentage"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 1,903,293 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION GRANTOR Common Stock issued and outstanding as of November 10, 1995, the "Initial Number") in the manner set forth below, at a price (the "Exercise Price") per OPTION GRANTOR Share of $28.9375 (which is equal to the Fair Market Value (as defined below) of a OPTION GRANTOR Share as of the date hereof).

                  (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

                           (i)   in cash, or

                           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, no par value, of OPTION HOLDER ("OPTION HOLDER Shares"), in either case in accordance with Section 4 hereof.

                  (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

                  (d) As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

                  (e) For purposes of this Agreement the term "Participation Percentage" shall have the same meaning as in Section 10.3(f)(i) of the Merger Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL

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Common  Stock which would be issuable  (or, in the case of WPL,  retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under
Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

                  2. EXERCISE OF OPTION.

                  (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section 10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "Trigger Event").

                  (b) (i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

                           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "Exercise Notice") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

                           (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

                           (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "Closing") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                  (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

                           (i)  the Effective Time of the Merger;

                           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

                           (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

                           (iv) payment by OPTION GRANTOR of the Trigger Payment set forth in Section 5 of this Agreement to OPTION HOLDER.

                  (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

                  3. CONDITIONS TO CLOSING. The obligation of OPTION GRANTOR to issue the OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

                  (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

                  (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

                  (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the approval of the Iowa Utilities Board, the Public Service Commission of Minnesota and the Illinois Commerce Commission of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Iowa Utilities Board of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

                  (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

                  4. CLOSING. At any Closing,

                  (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

                  (b)  OPTION  HOLDER  shall  deliver  to  OPTION   GRANTOR  the
aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

                           (i) wire transfer of immediately available funds or certified check or bank check, or

                           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

                  (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to
Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

                           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

                           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

                  (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.

                  5.  TRIGGER PAYMENT.

                  (a) Trigger Payment. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "Trigger Payment") equal to the product of

                           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

                           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

                  (b) Payment Date. For purposes of this Section 5, "Payment Date" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Sections 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

                  (c) Certain Conditions. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

                  6. REPRESENTATIONS AND WARRANTIES OF OPTION GRANTOR. OPTION GRANTOR represents and warrants to OPTION HOLDER that

                  (a) Except as set forth in Section 6.4(a) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR Articles");

                  (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

                  (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

                  (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

                  (e) except as described in Section 6.4(b) of the Interstate Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "Violation") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

                           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

                           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "Material Contract") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

                           (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets, which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to
Section 8(a));

                  (f) except as described in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

                  (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

                  (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

                  7. REPRESENTATIONS AND WARRANTIES OF OPTION HOLDER. OPTION HOLDER represents and warrants to OPTION GRANTOR that

                  (a) Except as set forth in Schedule 5.4(a) of the IES Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

                  (c)  prior  to  any  delivery  of  OPTION   HOLDER  Shares  in
consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have

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

taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

                  (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

                  (e) except as described in Section 5.4(b) of the IES Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

                           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

                           (ii) any Material Contract of OPTION HOLDER or any of its subsidiaries or to which any of them is a party, or

                           (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

                  (f) except as described in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

                  (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

                  8.   CERTAIN REPURCHASES.

                  (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "Repurchase Period"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and

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

Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to
Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

                         (i) (A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

                           (B) for purposes of this Agreement, "Market/Offer Price") shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

                        (ii) (A) the product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the offer Price is greater that the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

                           (B) For purposes of this clause (ii), the "Offer Price" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

                  (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; provided, however, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

                  (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

                  (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

                  (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

                  9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("Restricted Shares"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

                  10.  RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or (ii) in accordance with Section 10(b) or Section 11.

                  (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

                  11.  REGISTRATION RIGHTS.

                  (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering").

                  (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that

                           (i) they have a good faith intention to commence promptly a Permitted Offering, and

                           (ii) the manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

                  (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

                  (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

                  (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

                           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

                           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

                                (A) the  Registrant is in possession of material
                  non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

                                (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

                                (C) the Registrant determines, in its reasonable
                  judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

                  (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation
(including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

                  (i) In connection  with any  registration  effected under this
Section 11, the parties agree

                           (i) to indemnify each other and the underwriters in the customary manner,

                           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

                          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

                  (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

                  12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which

OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

                  13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

                           (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

                           (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

                           (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

                  14.   BINDING   EFFECT;   NO   ASSIGNMENT;   NO  THIRD   PARTY
BENEFICIARIES. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

                  (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

                  (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

                  15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

                  16. VALIDITY. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

                  (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

                  (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

                  17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                  A.       If to OPTION HOLDER, to:

                           IES Industries Inc.
                           IES Tower
                           200 First Street S.E.
                           Cedar Rapids, Iowa  52401

                           Attention:  Lee Liu
                           Fax:  (319) 398-4204

                           with a copy to:

                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York  10004-1490

                           Attention:  Stephen R. Rusmisel, Esq.
                           Fax:  (212) 858-1500

                  B.       If to OPTION GRANTOR, to:

                           Interstate Power Company
                           1000 Main Street
                           Dubuque, Iowa  52004-0789

                           Attention:  Wayne H. Stoppelmoor
                                       Chairman
                           Fax:  (319) 557-2202

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York  10005-1413

                           Attention:  John T. O'Connor, Esq.
                           Fax:  (212) 530-5219

                  18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

                  19.      INTERPRETATION.

                  (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

                  (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

                  (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

                  20. COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  22. EXTENSION OF TIME PERIODS. The time periods for exercises of certain rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

                  (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

                  (b) to the  extent  necessary  to avoid  any  liability  under
Section 16(b) of the Exchange Act by reason of such exercise.



                      THIS SPACE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                         INTERSTATE POWER COMPANY


                                         By:/s/ WAYNE H. STOPPELMOOR
                                            ------------------------
                                            Name:   Wayne H. Stoppelmoor
                                            Title:  President, Chief Executive
                                                     Officer and Chairman of
                                                     the Board


                                         IES INDUSTRIES INC.


                                         By:/s/ LEE LIU
                                            -----------
                                            Name:   Lee Liu
                                            Title:  Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer